FOR FURTHER INFORMATION: Sean T. Smith Senior Vice President Chief Financial Officer (203)775-9000 ssmith@photronics.com
Press Release

PHOTRONICS REPORTS THIRD QUARTER FINANCIAL RESULTS
  Company exceeds high-end of both sales and earnings guidance
  High-end FPD and IC photomask sales increased sequentially 50% and 13%, respectively
  Net cash increased $33 million sequentially
  $65 million revolving debt availability at quarter end
     BROOKFIELD, Connecticut August 17, 2010 -- Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in supplying innovative imaging technology solutions for the global electronics industry, today reported fiscal 2010 third quarter results for the period ended August 1, 2010.

     Sales for the third quarter were $112.3 million, an increase of 18% compared with $95.4 million for the third quarter of fiscal year 2009. Sales of semiconductor photomasks were $86.0 million, or 77% of revenues, during the third quarter of fiscal 2010, and sales of flat panel display (FPD) photomasks were $26.3 million, or 23% of revenues. GAAP net income attributable to Photronics, Inc. for the third quarter of fiscal year 2010 was $7.7 million, or $0.13 earnings per diluted share, compared to a net loss attributable to Photronics, Inc. of $22.8 million, or $0.55 loss per share, for the third quarter of fiscal 2009.

     Non-GAAP net income attributable to Photronics, Inc. for the third quarter of 2010 was $7.3 million, or $0.13 earnings per diluted share, compared with non-GAAP net loss attributable to Photronics, Inc. of $5.3 million, or $0.13 loss per share, for the third quarter of 2009. The section below entitled “Non-GAAP Financial Measures” provides a definition and information about the use of non-GAAP financial measures in this press release, and the attached financial supplement reconciles non-GAAP financial information with Photronics, Inc.’s financial results under GAAP.

     Sales for the first nine months of 2010 were $315.5 million, an increase of 18% compared to $266.7 million for the first nine months of fiscal 2009. Sales of semiconductor photomasks were $244.5 million, or 77% of revenues for the first nine months of 2010, and sales of FPD photomasks were $71.0 million, or 23% of revenues. GAAP net income attributable to Photronics, Inc. for the first nine months of fiscal 2010 was $15.8 million, or $0.29 earnings per diluted share, compared with the prior year's first nine months net loss of $43.2 million, or $1.03 loss per share. Non-GAAP net income attributable to Photronics, Inc. for the first nine months of fiscal 2010 was $12.7 million, or $0.23 earnings per diluted share, compared with non-GAAP net loss attributable to Photronics, Inc. for the first nine months of fiscal 2009 of $23.0 million, or $0.55 loss per share.

     Constantine (“Deno”) Macricostas, Photronics’ chairman and chief executive officer, commented, “We exceeded our guidance range for both sales and non-GAAP net income for the third quarter of fiscal 2010. Third quarter sales improved 7% from the sequential second quarter of fiscal 2010 as a result of increased demand for high-end integrated circuit and flat panel photomasks. The strength in demand at the high-end for both FPD and IC photomasks continues to validate our strategy to deploy capital in these high growth markets. Improved volume leverage coupled with our disciplined cost management resulted in a significant increase in non-GAAP net income from $4.7 million for the second quarter of 2010 to $7.3 million for the third quarter of 2010. In addition, our continued focus on cash management has enabled us to have a net cash position of $16 million at the end of the quarter compared with a net debt position of $17 million at the beginning of the third quarter.”

     “Looking forward, we plan to increase market share in the U.S. and Asia and maintain our top- and bottom-line growth momentum. We will continue to invest in advanced capabilities while leveraging our leading-edge technology, exceptional customer service and manufacturing cost efficiency to capitalize on the significant opportunities with preeminent global memory and logic customers,” concluded Macricostas.

Non-GAAP Financial Measures

     Non-GAAP net income (loss) attributable to Photronics, Inc. and non-GAAP earnings (loss) per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. Photronics, Inc. believes that non-GAAP net income (loss) attributable to Photronics, Inc. and non-GAAP earnings (loss) per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate Photronics, Inc.’s future on-going performance because they enable a more meaningful comparison of Photronics, Inc.’s projected earnings and performance with its historical results from prior periods. These non-GAAP metrics, in particular non-GAAP net income (loss) attributable to Photronics, Inc. and non-GAAP earnings (loss) per share, are not intended to represent funds available for Photronics, Inc.’s discretionary use and are not intended to represent or be used as a substitute for operating income (loss), net income (loss) or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the consolidated statements of operations and must be considered in performing a comprehensive assessment of overall financial performance. Non-GAAP financial information is adjusted for the following items:
  Consolidation and restructuring charges (credit) and impairment of long-lived assets are excluded because they are not a part of ongoing operations.
  Deferred financing fees write-off is excluded because it is not a part of ongoing operations and was not anticipated when establishing forecast guidance for Q2-10.
  Impact of financing expenses related to warrants are excluded because they do not affect cash earnings.

     The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with accounting principles generally accepted in the United States. The attached financial supplement reconciles non-GAAP financial information with Photronics, Inc.'s financial results under GAAP.

     A conference call with investors and the media to discuss these results is scheduled for 8:30 a.m. Eastern time on Wednesday, August 18, 2010. The live dial-in number is (408) 774-4601. The call can also be accessed by logging onto Photronics’ web site at www.photronics.com.

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Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of Photronics, Inc. and its subsidiaries (the Company). The forward-looking statements contained in this press release and other parts of Photronics’ web site involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices, and other factors as discussed in filings with the United States Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental, and technological factors. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements.

15-2010

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